Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT, is made as of April 1, 2016 (this “Agreement”), by and among EFACTOR GROUP CORP., a Nevada corporation (“Efactor”), and each of the subsidiaries of Efactor (the “Subsidiaries” and together with Efactor, collectively, the “Grantor”), in favor of each of MAGNA EQUITIES II, LLC (“Magna”) and INCREASIVE VENTURES B.V., a Netherlands limited company (“Increasive” and together with Magna, each a “Secured Party” and collectively, the “Secured Parties”).

WITNESSETH:

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, including all schedules and exhibits thereto, the “Purchase Agreement”), by and between the Grantor and the Secured Parties, the Grantor agreed to sell, and the Secured Parties agreed to purchase, the Notes (as defined in the Purchase Agreement);

WHEREAS, prior to the date hereof, the Secured Parties have purchased from the Company the unsecured notes set forth on Exhibit A hereto (the “Prior Notes”), which such Prior Notes are in default;

WHEREAS, pursuant to the Forbearance Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, including all schedules and exhibits thereto, the “Forbearance Agreement”), the Secured Parties agreed to forbear from exercising their remedial rights under the Prior Notes;

WHEREAS, as partial consideration for and to induce the Secured Parties to enter into the Purchase Agreement and to purchase the Notes, and to enter into the Forbearance Agreement, the Grantors have agreed to grant to the Secured Parties first priority security interests in all of Grantors’ Collateral (as defined below) to secure all of the Company’s Obligations to the Securities Parties;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are by this Agreement acknowledged by the parties, the parties hereto agree as follows:

1.            Certain Definitions, Construction.

(a)          Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 8 or Article 9 of the UCC shall have the respective meanings given such terms in Article 8 or Article 9 of the UCC, as applicable. All capitalized terms not otherwise defined herein or in the UCC sections provided above, shall have the meaning ascribed to them in the Purchase Agreement.

(i)          “Collateral” shall have the meaning set forth in Section 2 hereof.

(ii)         “Event of Default” means (i) an Event of Default as defined in the Note, (ii) any event of default under any one or more of the Prior Notes, or (iii) the breach of any representation, warranty, agreement or covenant by any Grantor under this Agreement.

(iii)        “GAAP” shall have the meaning set forth in Section 4(e) hereof.

(iv)        “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

(v)         “Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

(vi)        “Obligations” means all advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Grantor, or any Subsidiary of Grantor, to any of the Secured Parties of any kind or nature, existing or future, whether or not evidenced by any note, letter of credit, reimbursement agreement, or other instrument or document, whether arising under this Agreement, the Note, the Prior Notes, the Purchase Agreement, or any of the other Transaction Documents or otherwise and whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, existing on or after the date hereof and however acquired, and all amendments, renewals, restatements, replacements, consolidations or other modifications of the foregoing from time to time. The term includes all principal, interest, fees, expenses, attorneys’ fees, and any other sums owed to any Secured Party.

(vii)       “Permitted Liens” has the meaning set forth in the Notes.

(viii)      “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof.

(ix)         “Proceeds” means “proceeds,” as such term is defined in the UCC, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Secured Party from time to time with respect to any of the Collateral, (b) all amounts collected on, or distributed on account of the Collateral, and (c) any and all amounts, rights to payment or other property acquired upon sale, lease license, exchange or other disposition of Collateral and all rights arising out of Collateral.

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(x)          “UCC” means the Uniform Commercial Code, as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

2.           Grant of Security Interest. To secure the complete and timely payment of all of the Obligations of the Company now or hereafter existing from time to time, Grantor hereby grants to the Secured Parties a continuing first priority security interest in all of Grantor’s rights, title and interest in and to each of the following of the Grantor and each of Grantor’s Subsidiaries (collectively, the “Collateral”):

(a)          All accounts and accounts receivable, including present and future rights to payment for goods, merchandise or inventory sold or leased or for services rendered, including those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance, whether or not the same are listed on any schedules, reports or assignments furnished to the Secured Parties from time to time, whether now existing or created at any time hereafter, accounts, proceeds of any letters of credit on which Grantor is named as beneficiary, contract rights, chattel paper, instruments, documents, insurance proceeds, and all such obligations whatsoever owing to Issuer, together with all instruments and all documents of title representing any of the foregoing, all rights in any goods, merchandise or inventory that any of the same may represent, all rights in any returned or repossessed goods, merchandise and inventory, and all right, title, security and guaranties with respect to each of the foregoing, including any right of stoppage in transit, replevin and reclamation and all other rights and remedies of an unpaid vendor or lienor, and any liens held by Issuer as a mechanic, contractor, subcontractor, processor, materialman, machinist, manufacturer, artisan or otherwise;

(b)          All equipment, machinery, tools, fittings, furniture and fixtures, and all parts and accessions relating to any of the foregoing;

(c)          All inventory, general intangibles relating to or arising out of inventory, goods manufactured or acquired for sale or lease, and any piece of goods, raw materials, work in process and finished merchandise goods, incidentals, office supplies, packaging materials, and any and all items, including machinery and equipment used or consumed in the operation of the business of Issuer and which contribute to the finished product or to the sale, promotion and shipment thereof, in which Issuer now or at any time hereafter may have an interest whether or not such inventory is listed in any agreement with or reports furnished to Purchaser from time to time;

(d)          All general intangibles, contract rights, claims and causes of action (including claims and causes of action arising in tort), tax refunds, insurance proceeds, rights to receive money or property generally, books, records (in whatever form maintained by or on behalf of Issuer), customer and supplier lists, ledgers, invoices, drawings, copyrights, plans, specifications, trade names, trademarks, service marks, goodwill, licenses, franchises, trade secrets, computer programs, object codes, source codes, manuals, know-how, inventions, designs, patents, patent applications, and all other intellectual property of any nature or description whatsoever;

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(e)          All investment property, securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, commodity accounts and all other financial assets;

(f)          All instruments, including all promissory notes, guarantees, liens, and all writings that evidence a right to the payment of money;

(g)          All chattel paper, including all writings that evidence both a monetary obligation and a security interest in or a lease of specific goods;

(h)          All deposit accounts, including any demand, time or like account with a financial institution (whether or not maintained with Purchaser) and the balances thereof, and all certificates of deposit;

(i)          All property (other than that described in subsections (a) through (h) above) in which a security interest may now or hereafter attach or otherwise be created under the Uniform Commercial Code or other applicable law; and

(j)          All additions and accessions to, replacements and substitutions for, products and proceeds of, and rents, offspring, revenues, and profits from, the property and the use or operation of the property described in subsections (a) through (i) above, whether tangible or intangible, and, to the extent not otherwise included, all payments under any insurance policy (whether or not Purchaser is the loss payee thereof) and under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

To the extent that the UCC does not apply to any item of the Collateral, it is the intention of the parties and this Agreement that Secured Parties have a common law pledge or collateral assignment of such item of Collateral.

3.           Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter incurred, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time or hereafter incurred.

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4.            Representations and Warranties. Grantor represents and warrants as follows:

(a)           Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Liens.

(b)          EFactor is a corporation duly incorporated in the State of Nevada.

(c)          This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statement with the State of Nevada, a perfected Lien in favor of Secured Parties, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the UCC. Such Lien is prior to all other Liens, except Permitted Liens that would be prior to Liens in favor of Secured Parties as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from any Grantor. All action by any Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.

(d)          There is no pending or written notice threatening any action, suit, proceeding or claim affecting such Grantor before any governmental authority or any arbitrator, or any order, judgment or award by any governmental authority or arbitrator, that may adversely affect the grant by such Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Secured Parties of any of its rights or remedies hereunder.

(e)          All Federal, state and local tax returns and other reports required by applicable law to be filed by such Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon such Grantor or any property of such Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with United States generally accepted accounting principles consistently applied (“GAAP”).

(f)          Grantor is and will be at all times the sole and exclusive owner of, or otherwise has and will have adequate rights in, the Collateral free and clear of any Liens, except for Permitted Liens on any Collateral. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except (i) such as may have been filed in favor of the Collateral Agent relating to this Agreement, and (ii) such as may have been filed to perfect any Permitted Liens.

(g)          The exercise by the Secured Parties of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting such Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(h)          No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body, or any other Person, is required for (i) the grant by such Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Secured Parties of any of its rights and remedies hereunder, except for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements, all of which financing statements, have been duly filed and are in full force and effect.

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(i)          Each of the Grantor’s Subsidiaries is a wholly-owned Subsidiary of the Grantor and are the only Subsidiaries of the Company, as of the date hereof.

(j)          Grantor has not taken, directly or indirectly, any action (or refrained from taking any action), prior to entering into this Agreement and/or any other Transaction Document, that could reasonably be expected to have an adverse consequence or effect on Secured Parties’ rights hereunder or to secure the Obligations of the Grantor to the Secured Parties.

(k)          Efactor has the right, power and ability under law and/or otherwise, to execute this Agreement and take any and all actions required hereunder for itself and for each of its Subsidiaries, and the execution of this Agreement by Efactor and any actions taken by Efactor hereunder, shall be binding on Efactor and each Subsidiary as if each such Subsidiary actually signed this Agreement.

5.           Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Secured Parties shall otherwise consent in writing:

(a)          Further Assurances. Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Secured Parties may reasonably request in order to: (i) perfect and protect the security interest created hereby; (ii) enable the Secured Parties to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) executing and filing (to the extent, if any, that such Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Secured Parties may request in order to perfect and preserve the security interest created hereby, (B) furnishing to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Secured Parties may reasonably request, all in reasonable detail, (C) if any Collateral shall be in the possession of a third party, notifying such Person of the Secured Parties’s security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Secured Parties, which such written acknowledgement shall be in form and substance satisfactory to the Secured Parties, and (D) taking all actions required by any earlier versions of the UCC or by other law, as applicable, in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.

(b)          Taxes, Etc. Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

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(c)          Insurance.

(i)          Grantor will, at its own expense, maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Inventory in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried by such Grantor as of the date hereof and in any event, in amount, adequacy and scope reasonably satisfactory to the Secured Parties. Unless otherwise agreed to by the Secured Parties, each such policy for liability insurance shall provide for all losses to be paid on behalf of the Secured Parties and such Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Secured Parties. Unless otherwise agreed to by the Secured Parties, each such policy shall in addition (A) name the Secured Parties as an additional insured party thereunder (without any representation or warranty by or obligation upon the Secured Parties) as their interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Secured Parties on its own account notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (C) provide that there shall be no recourse against the Secured Parties for payment of premiums or other amounts with respect thereto, and (D) provide that at least thirty (30) days’ prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Secured Parties by the insurer. Such Grantor will, if so requested by the Secured Parties, deliver to the Secured Parties original or duplicate policies of such insurance and, as often as the Secured Parties may reasonably request, a report of a reputable insurance broker with respect to such insurance. Such Grantor will also, at the request of the Secured Parties, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(ii)         Reimbursement under any liability insurance maintained by a Grantor pursuant to this Section 5(c) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Inventory, any proceeds of insurance maintained by a Grantor pursuant to this Section 5(c) shall be paid to the Secured Parties, such Grantor will make or cause to be made the necessary repairs to or replacements of such Inventory, and any proceeds of insurance maintained by such Grantor pursuant to this Section 5(c) shall be paid by the Secured Parties to such Grantor as reimbursement for the costs of such repairs or replacements.

(iii)        All insurance payments in respect of such Inventory shall be paid to the Secured Parties and applied as specified in Section 9(b) hereof.

(d)      Notice of Changes. Grantor will (A) give the Secured Parties at least thirty (30) days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (B) maintain its jurisdiction of formation as Nevada and (C) immediately notify the Secured Parties upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

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(e)          Transfers and Other Liens.

(i)          No Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Inventory except in the ordinary course of business.

(ii)         No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(f)          Inspection and Reporting. Grantor shall permit the Secured Parties, or any agent or representatives thereof or such professionals or other Persons as the Secured Parties may designate, not more than once a month in the absence of an Event of Default, (i) to examine and make copies of and abstracts from such Grantor’s records and books of account, (ii) to visit and inspect its properties, (iii) to verify Inventory and other Collateral of such Grantor from time to time, (iii) to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of such Grantor. Grantor shall also permit the Secured Parties, or any agent or representatives thereof or such professionals or other Persons as the Secured Parties may designate to discuss such Grantor’s affairs, finances and accounts with any of its officers subject to the execution by the Secured Parties or its designee(s) of a mutually agreeable confidentiality agreement.

6.           Additional Grantors. The initial Grantors hereunder shall include the Company and any Subsidiaries of Company as of the date hereof. From time to time subsequent to the date hereof, additional Persons may become parties hereto, as additional Grantors (each, an “Additional Grantor”), by executing a counterpart of this Agreement. Upon delivery of any such counterpart to the Secured Parties, notice of which is hereby waived by the Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder nor by any election of Secured Parties not to cause any Person to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

7.           Additional Provisions Concerning the Collateral.

(a)          Grantor hereby (i) authorizes the Secured Parties to file one or more UCC financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, financing statements describing the Collateral as “all inventory” or words of similar effect) and (ii) ratifies such authorization to the extent that the Secured Parties has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

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(b)          Grantor hereby irrevocably appoints the Secured Parties as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Secured Parties’ discretion, so long as an Event of Default shall have occurred and is continuing, to take any action and to execute any instrument which the Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of such Grantor under Section 5 hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Secured Parties pursuant to Section 5(c) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Secured Parties may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Secured Parties with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Secured Parties with respect to any Collateral. This power is coupled with an interest and is irrevocable until the complete conversion of all of the Company’s obligations under the Note to equity securities of the Company and/or indefeasible payment in full in cash of all obligations under the Note (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations).

(c)          If a Grantor fails to perform any agreement contained herein, the Secured Parties may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Secured Parties, and the expenses of the Secured Parties incurred in connection therewith shall be payable by such Grantor pursuant to Section 9 hereof and shall be secured by the Collateral.

(d)          The powers conferred on the Secured Parties hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Parties shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(e)          Anything herein to the contrary notwithstanding (i) Grantor shall remain liable with respect to the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Parties of any of its rights hereunder shall not release such Grantor from any of its obligations in respect of the Collateral, and (iii) the Secured Parties shall not have any obligation or liability by reason of this Agreement with respect to any of the other Collateral, nor shall the Secured Parties be obligated to perform any of the obligations or duties of such Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

8.           Remedies Upon Event of Default.

(a)          If any Event of Default shall have occurred and be continuing, the Secured Parties may jointly exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral) thereof, in form suitable for filing, recording or registration in any country.

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(b)          Upon the exercise of any rights and remedies by Secured Parties hereunder with respect to the Collateral after an Event of Default shall have occurred and be continuing, any and all Proceeds received by Secured Parties with respect to such Collateral shall be applied and distributed; (1) to interest on the Prior Notes ratably in proportion to the interest accrued thereon; (2) to principal of the Prior Notes ratably in proportion to the outstanding principal amounts thereof; and (3) to all other Obligations of the Grantors to the Secured Parties ratably in proportion to the unpaid amount thereof.

9.           Indemnity and Expenses.

(a)          Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Secured Parties, jointly and severally, harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(b)          Grantor agrees, jointly and severally, to, upon demand, pay to the Secured Parties the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Secured Parties and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Secured Parties), which the Secured Parties may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Parties hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

10.         Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to a Grantor at its address specified below and if to the Secured Parties to it, at its address specified below; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or five (5) days after deposited in the mails, whichever occurs first, (b) if telecopied or sent by electronic mail, when transmitted (during normal business hours), or (c) if delivered, upon delivery.

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11.         Miscellaneous.

(a)          No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Grantor and the Secured Parties, and no waiver of any provision of this Agreement, and no consent to any departure by a Grantor therefrom, shall be effective unless it is in writing and signed by the Secured Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)          No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any of the other Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any of the other Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Documents against such party or against any other Person, including but not limited to, any Grantor.

(c)          To the extent permitted by applicable law, Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that the Secured Parties exhaust any right or take any action against any other Person or any Collateral. Grantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11(c) is knowingly made in contemplation of such benefits. The Grantors hereby waive any right to revoke this Agreement, and acknowledge that this Agreement is continuing in nature and applies to all Obligations, whether existing now or in the future.

(d)          No Grantor may exercise any rights that it may now or hereafter acquire against any other Grantor that arise from the existence, payment, performance or enforcement of any Grantor’s obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Grantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Grantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the complete conversion of all of the Company’s obligations under the Note to equity securities of the Company and/or indefeasible payment in full in cash of all obligations of the Company and the other Grantors to the Secured Parties under the Note and/or other Documents (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations). If any amount shall be paid to a Grantor in violation of the immediately preceding sentence at any time prior to the complete conversion of all of the Company’s and other Grantors obligations under the Note to equity securities of the Company and/or indefeasible payment in full in cash of all obligations of the Company and the other Grantors to the Secured Parties under the Note and the other Documents (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations), such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Obligations and all other amounts payable under the Documents, whether matured or unmatured, in accordance with the terms of the Documents, or to be held as Collateral for any Obligations or other amounts payable under the Documents thereafter arising.

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(e)          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)          This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the complete conversion of all of the Company’s obligations under the Note to equity securities of the Company and/or indefeasible payment in full in cash of all obligations under the Note (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations), and (ii) be binding on Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the UCC and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Secured Parties may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Secured Parties shall mean the assignee of the Secured Parties. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Secured Parties, and any such assignment or transfer without the consent of the Secured Parties shall be null and void.

(g)          Upon the complete conversion of all of the Company’s obligations under the Note to equity securities of the Company and/or indefeasible payment in full in cash of all Obligations of the Grantor to the Secured Parties under the Prior Notes, the Notes and other Transaction Documents (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations), (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Secured Parties will, upon such Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(h)          THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

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(i)          ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(j)          EACH GRANTOR AND (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) THE COMPANY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

(k)          Nothing contained herein shall affect the right of the Secured Parties to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of such Grantor in any other jurisdiction.

(l)          Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(m)          Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(n)          This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

12.         Actions. Notwithstanding anything to the contrary provided herein or elsewhere, no Secured Party can take any action under this Agreement without the express written consent of both Secured Parties to any such action.

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 IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

EFACTOR GROUP CORP. (signing on behalf of itself and all of its Subsidiaries)

By:	/s/ Mark Noffke
Name: Mark Noffke
Title: Chief Financial Officer

MAGNA EQUITIES II, LLC

By:	/s/ Joshua Sason
Name: Joshua Sason
Title: Managing Director

INCREASIVE VENTURES B.V.

By:	/s/ Ad Prins
Name: Ad Prins Title: Managing Director

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EXHIBIT A

PRIOR NOTES PREVIOUSLY ISSUED BY THE GRANTOR TO THE SECURED PARTIES

Note	Issue Date	Principal Amount	Maturity Date
Increasive Ventures BV	7/31/2015	1,250,000.00	12/31/2015
Magna Tranche I Convertible Note	3/2/2015	175,000.00	3/1/2016
Magna Tranche I Third Party Note Purchase	3/2/2015	200,000.00	3/1/2016
Magna Tranche II Convertible Note	3/15/2015	15,000.00	3/14/2016
Magna Tranche III Convertible Note	3/27/2015	29,500.00	3/26/2016
Magna Tranche IV Third Party Note Purchase	4/8/2015	200,000.00	4/7/2016
Magna Tranche V Convertible Note	5/1/2015	53,000.00	4/30/2016
Magna Tranche VI Third Party Note Purchase	5/22/2015	200,000.00	5/21/2016
Magna Tranche VII Convertible Note	5/27/2015	85,000.00	5/26/2016

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